Exhibit 99.1

COMPASS DIVERSIFIED HOLDINGS
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

    The following pro forma condensed combined financial statements give effect to the acquisition of The Honey Pot Company Holdings, LLC ("The Honey Pot" or "THP") with a total purchase price of approximately $380.1 million, as further described on the Form 8-K that we filed on February 1, 2024.

    The following pro forma condensed combined statement of operations for the six months ended June 30, 2024 gives effect to the acquisition of THP as if the acquisition had occurred on January 1, 2024.

    The "pre-Merger" financial information of THP is derived from the unaudited historical financial statements The Honey Pot Company Holdings, LLC for the period from January 1, 2024 through January 30, 2024, The "as reported" financial information for Compass Diversified Holdings (the "Company" or "Holdings") is derived from the unaudited financial statements of the Company for the six months ended June 30, 2024 as filed on Form 10-Q dated July 31, 2024. The "as reported" of the Company for the six months ended June 30, 2024 includes the results of operations of THP from the date of acquisition, January 31, 2024, through June 30, 2024.

    Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes. The pro forma adjustments described in the accompanying notes have been made based on the available information and, in the opinion of management, are reasonable. The unaudited pro forma condensed combined statement of operations reflects the adjustments to the historical consolidated results of operations that are expected to have a continuing effect. The unaudited pro forma condensed combined statement of operations does not include certain items such as transaction costs related to the acquisition.

    The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period.

You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, and the consolidated financial statements of the Company, including the notes thereto as previously filed.

Compass Diversified Holdings
Pro Forma Condensed Combined Statement of Operations
for the six months ended June 30, 2024
(unaudited)

(in thousands, except per share data)	Compass Diversified Holdings as Reported (unaudited)	THP pre-Merger (unaudited)	Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings
Net revenues	$1,066,885	$10,671	$—		$1,077,556
Cost of revenues	565,944	4,337	—		570,281
Gross Profit	500,941	6,334	—		507,275

Operating expenses:
Selling, general and administrative expense	302,160	2,536	250	(a)	304,946
Management fees	36,931	—	1,900	(b)	38,831
Amortization expense	53,749	—	1,339	(c)	55,088
	8,182	—	—		8,182
Operating income	99,919	3,798	(3,489)		100,228

Other income (expense):
Interest income (expense), net	(50,136)	(21)	21	(d)	(50,136)
Amortization of debt issuance cost	(2,009)	—	—		(2,009)
Loss on sale of Crosman	(24,606)	—	—		(24,606)
Other income (expense), net	(4,249)	—	—		(4,249)
Income (loss) from continuing operations before income taxes	18,919	3,777	(3,468)		19,228
Provision for income taxes	30,206	—	481	(e)	30,687
Net income from continuing operations	(11,287)	3,777	(3,949)		(11,459)
Less: Net income from continuing operations attributable to noncontrolling interest	13,235	—	221	(f)	13,456
Net income (loss) attributable to Holdings from continuing operations	(24,522)	3,777	(4,170)		(24,915)

Basic and fully diluted loss per share attributable to Holdings	$(1.30)				$(1.31)

Weighted average number of shares	75,332				75,332

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Compass Diversified Holdings
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)

Pro forma information is intended to reflect the impact of the acquisition of THP on the Company’s results of operations through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma condensed combined statements of operations that are expected to have a continuing impact. This information in Note 1 provides a description of each of the pro forma adjustments from each line item in the pro forma condensed combined financial statement together with information explaining how the adjustments were derived or calculated, and represents the effects of the acquisition of THP as if the Company had acquired THP on January 1, 2024.

Note 1. Pro Forma Adjustments

Statement of Operations

The following adjustments correspond to those included in the unaudited pro forma condensed combined statement of operations for the period presented:

(a) Stock compensation expense

To record the adjustment to stock compensation expense included in selling, general and administrative expense for the revised stock compensation amount associated with the preliminary allocation of the purchase price of THP (in thousands):

Selling, general and administrative expense	For the six months ended June 30, 2024
Historical stock compensation expense	$(40)
Revised stock compensation expense	290
$250

(b) Management fee
To record the annual management fee payable to Compass Group Management (our Manager) calculated as 2% of the aggregate purchase price of THP.

(in thousands)	For the six months ended June 30, 2024
Management Fee	$1,900

(c) To record the adjustment to amortization expense for the intangible assets associated with the preliminary allocation of the purchase price of THP.

(in thousands)	For the six months ended June 30, 2024
Historical amortization expense	$—
Revised amortization expense	1,339
$1,339

(d)    To record the elimination of interest expense associated with THP for the period presented. The acquisition of THP was financed with cash on hand.

(in thousands)	For the six months ended June 30, 2024
Historical interest expense	$(41)
Revised interest expense	41
$—

(e)    To record the provision for income taxes associated with THP for the period presented.

(in thousands)	For the six months ended June 30, 2024
Historical income tax expense	$—
Revised income tax expense	481
$481

(f)    To record the noncontrolling interest associated with THP's net income for the period presented.

(in thousands)	For the six months ended June 30, 2024
THP Net Income	$1,457
Noncontrolling interest ownership percentage	15.2%
$221

Note 2. Earnings Per Share
Basic and fully diluted earnings per Trust common share is computed using the two-class method which requires companies to allocate participating securities that have rights to earnings that otherwise would have been available to common shareholders as a separate class of securities in calculating earnings per share. The Company has granted Allocation Interests that contain participating rights to receive profit allocations upon the occurrence of certain events, and has issued preferred shares that have rights to distributions when, and if, declared by the Company's Board of Directors. The calculation of basic and fully diluted earnings per Trust common share is computed by dividing income available to common shareholders by the weighted average number of Trust common shares outstanding during the period. Earnings per common share reflects the effect of distributions that were declared and paid to holders of the Allocation Interests, and distributions that were paid or cumulative on preferred shares during the period.
Reconciliation of pro forma net income (loss) from continuing operations available to common shares of Holdings
The following table reconciles net income (loss) attributable to the common shares of Holdings:

(in thousands)	For the six months ended June 30, 2024

Pro forma net income from continuing operations attributable to Holdings	$(24,951)
Less: Distributions paid - Allocation Interests	48,941
Less: Distributions paid - Preferred Shares	12,146
Less: Accrued distributions - Preferred Shares	2,991
Pro forma net loss from continuing operations attributable to Holdings	$(89,029)

Pro forma earnings per share - continuing operations

For the six months ended June 30, 2024
(in thousands, except per share data)
Pro forma net loss from continuing operations attributable to Holdings	$(89,029)
Less: Effect of Contribution based profit - Holding Event	9,502
Pro forma loss from Holdings attributable to common shares	$(98,531)

Basic and fully diluted weighted average common shares of Holdings	75,332

Basic and fully diluted pro forma loss per share attributable to Holdings
Continuing operations	$(1.31)